UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2021

LORDSTOWN MOTORS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38821	83-2533239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Hallock Young Road

Lordstown, Ohio 44481

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (234) 285-4001

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RIDE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the SEC issued a statement (the “Statement”) discussing the accounting implications of certain terms that are common in warrants issued by special purpose acquisition companies (“SPACs”). Specifically, the Statement focused on certain settlement terms and provisions related to certain tender offers, which terms are similar to those contained in the warrants (the “Warrants”) issued by Lordstown Motors Corp. (the “Company”). As of December 31, 2020, the Company had 13,380,680 Warrants outstanding. As a result of exercises for cash proceeds to the Company of approximately $82.0 million and redemption of certain Warrants during the first quarter, as of March 31, 2021, 3,955,907 Warrants were outstanding. The rights of holders of the Warrants are governed by warrant agreements between American Stock Transfer & Trust Company, as warrant agent, and the Company (the “Warrant Agreements”).

In light of the Statement, the Company’s management evaluated the terms of the Warrant Agreements and concluded that because the Warrants include the type of provisions (the “Provisions”) interpreted in the Statement, the Company should classify some, if not all, of the Warrants as liabilities in the Company’s audited financial statements for the year ended December 31, 2020 (the “Financial Statements”) and not as components of equity. Warrants that are classified as liabilities must be adjusted to fair value each reporting date with changes in the fair value recorded in the Company’s statement of operations. The Company is continuing to assess the impact of the Statement on each category of Warrants.

On May 5, 2021, the Board of Directors (the “Board”) of the Company, in consultation with the Audit Committee of the Board, concluded that it would be appropriate to restate the Financial Statements in an Annual Report on Form 10-K/A for the period ended December 31, 2020 (the Form 10-K/A”) to reflect the applicable Warrants as liabilities. The Company has discussed this approach with its independent registered public accounting firm, KPMG LLP, and is working diligently to finalize the valuation of the Warrants and intends to file the Form 10-K/A as soon as practicable. In the Form 10-K/A and in its future financial statements (unless the Provisions are removed from the Warrant Agreements in accordance with the terms thereof), the Company will measure the fair value of the liability classified Warrants at the end of each reporting period or at the time of exercise and recognize the changes in the fair value in the Company’s statement of operations. The Warrants were recorded in the Company’s consolidated financial statements as a result of the business combination between Diamond Peak Holdings Corp. (now known as the Company) and Lordstown EV Corporation (formerly known as Lordstown Motors Corp.) and the reverse recapitalization that occurred on October 23, 2020 and did not impact any reporting periods prior to the business combination.

The information in the Form 10-K/A and subsequent filings will also supersede press releases or other communications describing the Financial Statements and other related financial information for the year ended December 31, 2020.

In light of the restatement, the Company’s management evaluated the effectiveness of the Company’s controls and procedures as of December 31, 2020. That evaluation included consideration of the views expressed in the Statement in which the SEC staff clarified its interpretations of certain generally accepted accounting principles related to warrants issued by SPACs. Prior to the Statement, management believed that the Company’s warrant accounting was consistent with generally accepted accounting principles. Management’s belief was supported by the fact that most other SPACs and parties who had merged with SPACs similarly interpreted the warrant accounting principles at issue. However, based on the clarifications expressed in the Statement which resulted in the restatement, the Company concluded that the Company’s controls and procedures were not effective as of December 31, 2020 and determined that a material weakness existed.

Item 7.01.	Regulation FD Disclosure.

The following information is being furnished pursuant to Item 7.01 of Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

On May 11, 2021, the Company issued a press release relating to, among other things, the matters discussed in Item 4.02 of this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated May 11, 2021.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORDSTOWN MOTORS CORP.

	By:	/s/ Stephen S. Burns
	Name:	Stephen S. Burns
	Title:	Chief Executive Officer and Chairman
Date: May 11, 2021